EXHIBIT 99.3

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)


                                               Three Months Ended
                                       ------------------------------------
                                         February 28         February 29
                                            2001                2000
                                       ----------------    ----------------

Investment Banking:

   Equity Underwriting                         105                261
   Debt Underwriting                           183                153
   Merger and Acquisition Advisory             183                179
                                       ----------------    ----------------

         Total                                 471                593
                                       ----------------    ----------------

Capital Markets:

   Equities                                    685                868
   Fixed Income                                523                471
                                       ----------------    ----------------

         Total                               1,208              1,339
                                       ----------------    ----------------

Client Services:

   Private Client                              192                260
   Private Equity                               12                 10
                                       ----------------    ----------------

         Total                                 204                270
                                       ----------------    ----------------

Total Lehman                                 1,883              2,202
                                       ================    ================
